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                                                                 Exhibit 10.15

                    CONSULTING AND INDEMNIFICATION AGREEMENT


        This Consulting and Indemnification Agreement ("Agreement") is between Anheuser-Busch Companies, Inc. ("A-BC") and James R. Jones (the "Director Designee").

        WHEREAS, Anheuser-Busch International Holdings, Inc., a subsidiary of A-BC, has nominated Director Designee to be a director of Grupo Modelo, S.A. de C.V. ("Grupo Modelo"); and

        WHEREAS, Director Designee has agreed to serve as a director of Grupo Modelo and to provide certain consulting services to A-BC;

        NOW, THEREFORE, in consideration of the foregoing premises and respective representations, warranties, covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, and intending to be legally bound hereby, the parties do hereby agree as follows:

        1. Certain Definitions:
           -------------------

           (a) Claim: any threatened, pending or completed action, suit
               -----
               or proceeding, or any inquiry, hearing or investigation, whether conducted by A-BC or any other party, that Director Designee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

           (b) Expenses: include attorneys' fees and all other costs,
               --------
               expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal) any Claim relating to any Indemnifiable Event.

           (c) Indemnifiable Event: any event or occurrence related to the
               -------------------
               fact that Director Designee is or was a director, alternate director, agent or fiduciary of Grupo Modelo, or by reason of anything done or not done by Director Designee in any such capacity.

           (d) Reviewing Party: any appropriate person or body consisting
               ---------------
               of a member or members of A-BC's Board of Directors; any other person or body appointed by the Board who is not a party to the particular Claim for which Director Designee is seeking indemnification and, to the extent permitted by applicable law, any officer of A-BC authorized therefor.



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        2. Consulting Services. Director Designee agrees to serve as a director
           -------------------
of Grupo Modelo and agrees to refrain from resigning as a director without giving A-BC at least 30 days' advance written notice. From time to time, Director Designee agrees to be reasonably available to A-BC for discussions and advice concerning Grupo Modelo.

        3. Compensation. A-BC shall annually pay to the Director Designee any
           ------------
amount by which the aggregate cash fees that A-BC would have paid Director Designee for each calendar year had the Director Designee been a member of the Board of Directors of A-BC exceeds the cash fees actually paid to the Director Designee by Grupo Modelo for services on the Board of Directors of Grupo Modelo, taking into account (i) the committees of the Board of Directors of Grupo Modelo on which the Director Designee served and the capacities in which the Director Designee served; (ii) the meetings of the Board of Directors of Grupo Modelo and of the committees thereof on which the Director Designee served, scheduled and held during that calendar year and the number of such meetings that the Director Designee attended; and (iii) the portion of such calendar year during which Director Designee served on the Board of Directors of Grupo Modelo or any committee thereof. Within 45 days after the end of each of the first three calendar quarters in each year, A-BC shall pay to Director Designee its estimate of one-quarter of the annual amount required to be paid by A-BC under this
Section 3, and on or prior to February 15 of each year A-BC shall pay to the Director Designee any amount by which the annual amount required to be paid by A-BC under this Section 3 exceeds the aggregate payments previously made by A-BC with respect to such calendar year.

        4. Basic Indemnification Arrangement.
           ---------------------------------

           (a) In the event Director Designee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, A-BC shall indemnify Director Designee to the fullest extent permitted by law, as soon as practicable but in any event no later than thirty days after written demand is presented to A-BC, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other Charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim and any federal, state, local or foreign taxes imposed on the Director Designee as a result of the actual or deemed receipt of any payments under this Agreement. Notwithstanding anything in this Agreement to the contrary and except as provided in Section 5, Director Designee shall not be entitled to indemnification pursuant to this

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               Agreement in connection with any Claim initiated by Director
               Designee against A-BC or any director or officer of A-BC unless A-BC has joined in or consented to the initiation of such Claim. If so requested by Director Designee, A-BC shall advance (within two business days of such request) any and all Expenses to Director Designee (an "Expense Advance").

           (b) Notwithstanding the foregoing, (i) the obligations of A-BC under Section 4(a) shall be subject to the condition that the Reviewing Party shall not have determined that the Director Designee is not entitled to be indemnified under applicable law, and (ii) the obligation of A-BC to make an Expense Advance pursuant to Section 4(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Director Designee would not be permitted to be so indemnified under applicable law, A-BC shall be entitled to be reimbursed by Director Designee (who hereby agrees to reimburse A-BC) for all such amounts theretofore paid; provided, however, that if Director Designee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Director Designee should be indemnified under applicable law, any determination made by the Reviewing Party that Director Designee would not be permitted to be indemnified under applicable law shall not be binding and Director Designee shall not be required to reimburse A-BC for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Director Designee's obligation to reimburse A-BC for Expense Advances shall be unsecured and no interest shall be charged thereon. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Director Designee substantively would not be permitted to be indemnified in whole or in part under applicable law, Director Designee shall have the right to commence litigation in any court in the States of Missouri or Delaware having subject matter jurisdiction thereof and in which venue is proper, seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and A-BC hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on A-BC and Director Designee.

        5. Indemnification for Additional Expenses. A-BC shall indemnify
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Director Designee against any and all expenses (including attorneys' fees) and, if requested by Director Designee, shall (within two business days of such request)

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advance such expenses to Director Designee, which are incurred by Director
Designee in connection with any claim asserted against or action brought by Director Designee for (i) indemnification or advance payment of Expenses by A-BC under this Agreement or any other agreement or under applicable law or the Company's Restated Certificate of Incorporation or By-laws now or hereafter in effect relating to Claims for Indemnifiable Events and/or
(ii) recovery under any directors' and officers' liability insurance policies maintained by A-BC, in each case under (i) or (ii) regardless of whether Director Designee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

        6. Partial Indemnity, Etc. If Director Designee is entitled under any
           -----------------------
provision of this Agreement to indemnification by A-BC for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, A-BC shall nevertheless indemnify Director Designee for the portion thereof to which Director Designee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Director Designee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Director Designee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether Director Designee is entitled to be indemnified hereunder, the burden of proof shall be on A-BC to establish that Director Designee is not so entitled.

        7. No Presumption. For purposes of this Agreement, the termination of
           --------------
any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Director Designee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

        8. Non-exclusivity, Etc. The rights of the Director Designee hereunder
           ---------------------
shall be in addition to any other rights Director Designee may have under A-BC's Restated Certificate of Incorporation or By-laws or the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) occurring after the date hereof permits greater indemnification by agreement than would be afforded currently under A-BC's Restated Certificate of Incorporation and By-laws and this Agreement, it is the intent of the parties hereto that Director Designee shall enjoy by this Agreement the greater benefits so afforded by such change.

        9. Liability Insurance. To the extent A-BC maintains an insurance policy
           -------------------
or policies providing directors' and officers' liability insurance, Director Designee

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shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available to Director Designee.

        10. Amendments, Etc. No supplement, modification or amendment of this
            ----------------
Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        11. Subrogation. In the event of payment under this Agreement, A-BC
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shall be subrogated to the extent of such payment to all of the rights of recovery of Director Designee against any other party, including Grupo Modelo, and Director Designee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable A-BC effectively to bring suit to enforce such rights.

        12. No Duplication of Payments. A-BC shall not be liable under this
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Agreement to make any payment in connection with any claim made against Director
Designee to the extent Director Designee has otherwise actually received payment (under any insurance policy, from Grupo Modelo or otherwise) of the amounts otherwise indemnifiable hereunder.

        13. Binding Effect, Etc. This Agreement shall be binding upon and inure
            --------------------
to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of A-BC, spouses, heirs, and personal and legal representatives. A-BC shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of A-BC, by written agreement in form and substance satisfactory to Director Designee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that A-BC would be required to perform if no such succession had taken place.

        14. Severability. The provisions of this Agreement shall be severable in
            ------------
the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

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        15. Governing Law. This Agreement shall be governed by and construed and
            -------------
enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

        16. Termination.
            -----------

            (a) At the option of A-BC, A-BC may terminate this Agreement and its obligations hereunder by written notice to the Director Designee delivered to his address as recorded upon the records of A-BC. Upon receipt by Director Designee of such notice, A-BC shall have no further obligations hereunder; provided that such termination shall not limit the rights of the Director Designee or the obligations of A-BC with respect to any Indemnifiable Event occurring prior to such termination.

            (b) In the event that Director Designee terminates service as a director of Grupo Modelo, this Agreement shall terminate, but such termination shall not limit the rights or obligations of Director Designee or A-BC hereunder arising prior to such termination or the obligations of A-BC with respect to any Indemnifiable Event occurring prior to such termination.

        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of October 1, 1997.

                         ANHEUSER-BUSCH COMPANIES, INC.


                         By: /s/ W. Randolph Baker
                             -----------------------
                         Title: Vice President and Chief Financial Officer


                         /s/ James R. Jones
                         -----------------------------
                         [James R. Jones]



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                             AMENDMENT TO CONSULTING
                          AND INDEMNIFICATION AGREEMENT


         This Amendment to Consulting and Indemnification Agreement ("Amendment") is between Anheuser-Busch Companies, Inc. ("A-BC") and James R. Jones (the "Director Designee").

         WHEREAS, A-BC and Director Designee have entered into a Consulting and Indemnification Agreement (the "Indemnification Agreement") dated as of October 1, 1997;

         WHEREAS, A-BC and Director Designee have agreed to clarify certain provisions in the Indemnification Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises and the respective covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, and intending to be legally bound hereby, the parties do hereby agree as follows:

         1. Section 16(a) of the Indemnification Agreement is hereby deleted and the following is hereby inserted in its place:

            (a) At the option of A-BC, A-BC may terminate this Agreement and its obligations hereunder by written notice to the Director Designee delivered to his address as recorded upon the records of A-BC. Upon receipt by Director Designee of such notice, A-BC shall have no further obligations hereunder; provided that such termination shall not limit the rights of the Director Designee or the obligations of A-BC with respect to any Indemnifiable Event occurring prior to such termination.

         2. This Amendment shall be effective and shall apply and take effect as of the date of the Indemnification Agreement. All other provisions of the Indemnification Agreement that are not explicitly modified hereby shall remain in full force and effect, and this Amendment shall be construed in connection with and as part of the Indemnification Agreement.

         3. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.







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         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of January 1, 1998.


                            ANHEUSER-BUSCH COMPANIES, INC.


                            By: /s/ W. Randolph Baker
                                --------------------------
                            Title: Vice President and Chief Financial Officer


                            /s/ James R. Jones
                            ------------------------------
                            [James R. Jones]